Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125390) of Post Properties, Inc. of our report dated March 15, 2006 relating to the financial statements of Post Properties, Inc. 2005 Non-Qualified Employee Stock Purchase Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
March 24, 2008

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